Exhibit 99.3

Introduction

The unaudited pro forma consolidated statements of operations and balance sheet (pro forma financial statements) combine the historical consolidated financial statements of NextEra Energy Partners, LP (NEP) and the financial statements of the entities that were acquired by NEP to illustrate the potential effect of the acquisitions. A subsidiary of NEP completed the acquisition of 100% of the membership interests in NEP Renewables, LLC which indirectly owns ten wind and one solar generation facilities with generating capacity totaling approximately 1,388 megawatts (the acquired assets). The pro forma financial statements are based on, and should be read in conjunction with, the consolidated financial statements of NEP included in NEP's Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission (SEC) on February 20, 2018. The pro forma financial statements are also based on, and should be read in conjunction with the condensed consolidated financial statements of NEP included in NEP's Quarterly Report on Form 10-Q for the nine months ended September 30, 2018 filed with the SEC on October 23, 2018 as well as the combined financial statements of the Assets Acquired by NextEra Energy Partners, LP and the condensed combined financial statements of the Assets Acquired by NextEra Energy Partners, LP included in Exhibits 99.1 and 99.2 to this Form 8-K/A.

The historical consolidated financial statements have been adjusted in the pro forma consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition of the acquired assets, (2) factually supportable and (3) with respect to the pro forma statements of operations, expected to have a continuing impact on the consolidated results. The pro forma financial statements have been derived by the application of pro forma adjustments to the historical consolidated financial statements of NEP. The pro forma consolidated statements of operations for the year ended December 31, 2017 and for the nine months ended September 30, 2018 give effect to the acquisition and the equity transaction related to such acquisition as if they had occurred on January 1, 2017. The unaudited pro forma consolidated balance sheet as of September 30, 2018 gives effect to the acquisition and the equity transaction related to such acquisition as if they had occurred on September 30, 2018. The adjustments are based on currently available information and certain estimates and assumptions and therefore the actual effects of these transactions may differ from the pro forma adjustments.

NEXTERA ENERGY PARTNERS, LP UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (millions, except per unit amounts)

Nine months ended September 30, 2018
	NEP Historical	Acquired Assets	Pro Forma Adjustments		Pro Forma Combined
OPERATING REVENUES
Renewable energy sales	$449	$112	(26)	(a)	$535
Texas pipelines service revenue	166	—	—		166
Total operating revenues	615	112	(26)		701
OPERATING EXPENSES
Operations and maintenance	193	30	1	(b)	224
Depreciation and amortization	152	52	(12)	(a)	192
Loss (gain) on disposal of Canadian Holdings	(158)	—	—		(158)
Taxes other than income taxes and other	15	3	—		18
Total operating expenses	202	85	(11)		276
OPERATING INCOME	413	27	(15)		425
OTHER INCOME (DEDUCTIONS)
Interest expense	(93)	(1)	—		(94)
Equity in earnings of equity method investee	39	—	—		39
Equity in earnings of non-economic ownership interests	25	—	—		25
Other—net	14	1	—		15
Total other deductions—net	(15)	—	—		(15)
INCOME BEFORE INCOME TAXES	398	27	(15)		410
INCOME TAXES	13	61	(43)	(c)	31
NET INCOME	385	(34)	28		379
Net income attributable to preferred distributions	(18)	—	—		(18)
Net income attributable to noncontrolling interest	(178)	235	(175)	(d)	(118)
NET INCOME ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP(1)	$189	$201	$(147)	(e)	$243

Weighted average number of common units outstanding - basic	54.5				54.5
Weighted average number of common units outstanding - assuming dilution	74.2				74.2
Earnings per common unit attributable to NextEra Energy Partners, LP - basic	$3.47				$4.46
Earnings per common unit attributable to NextEra Energy Partners, LP - assuming dilution	$3.25				$4.17
Distributions per common unit	$1.2625				$1.2625
______________________

(1)	Acquired assets represents historical net income allocated to members' equity.

NEXTERA ENERGY PARTNERS, LP UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (millions, except per unit amounts)

Year Ended December 31, 2017
	NEP Historical	Acquired Assets	Pro Forma Adjustments		Pro Forma Combined
OPERATING REVENUES
Renewable energy sales	$613	$120	$(35)	(a)	$698
Texas pipelines service revenue	194	—	—		194
Total operating revenues	807	120	(35)		892
OPERATING EXPENSES
Operations and maintenance	253	31	2	(b)	286
Depreciation and amortization	226	59	(16)	(a)	269
Taxes other than income taxes and other	21	5	—		26
Total operating expenses	500	95	(14)		581
OPERATING INCOME	307	25	(21)		311
OTHER INCOME (DEDUCTIONS)
Interest expense	(199)	(3)	—		(202)
Benefits associated with differential membership interests—net	119	64	—		183
Equity in earnings of equity method investee	40	—	—		40
Equity in earnings of non-economic ownership interests	11	—	—		11
Other—net	(2)	—	—		(2)
Total other deductions—net	(31)	61	—		30
INCOME BEFORE INCOME TAXES	276	86	(21)		341
INCOME TAXES	167	(8)	9	(c)	168
NET INCOME	109	94	(30)		173
Net income attributable to preferred distributions	(3)	—	—		(3)
Net income attributable to noncontrolling interest(1)	(171)	—	(63)	(d)	(234)
NET INCOME (LOSS) ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP(2)	(65)	94	(93)	(e)	(64)

Weighted average number of common units outstanding - basic	54.2				54.2
Weighted average number of common units outstanding - assuming dilution	54.2				54.2
Loss per common unit attributable to NextEra Energy Partners, LP - basic	$(1.20)				$(1.18)
Loss per common unit attributable to NextEra Energy Partners, LP - assuming dilution	$(1.20)				$(1.18)
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(1)	NEP historical net income attributable to noncontrolling interests includes the pre-acquisition net income of the common control acquisitions.

(2)	Acquired assets represents historical net income allocated to members' equity.

NEXTERA ENERGY PARTNERS, LP UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET (millions)

As of September 30, 2018
	NEP Historical	Acquired Assets	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$76	$7	$—		$83
Accounts receivable	73	23	—		96
Due from related parties	809	1	(553)	(f)	257
Restricted cash	15	—	—		15
Other current assets	36	11	—		47
Total current assets	1,009	42	(553)		498
Non-current assets:
Property, plant and equipment - net	5,132	2,187	(512)	(g)	6,807
Deferred income taxes	99	33	(33)	(h)	99
Intangible assets - customer relationships - net	648	—	—		648
Intangible assets - PPAs	—	—	610	(g)	610
Goodwill	584	—	2	(g)	586
Investment in equity method investee	235	—	—		235
Investments in non-economic ownership interests	30	—	—		30
Other non-current assets	113	35	—		148
Total non-current assets	6,841	2,255	67		9,163
TOTAL ASSETS	$7,850	$2,297	$(486)		$9,661
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$10	$8	$(7)	(h)	$11
Due to related parties	42	3	2	(g)	47
Current maturities of long-term debt	64	2	—		66
Accrued interest	13	—	—		13
Other current liabilities	53	10	—		63
Total current liabilities	182	23	(5)		200
Non-current liabilities:
Long-term debt	3,491	36	—		3,527
Accumulated deferred income taxes	10	77	(77)	(h)	10
Asset retirement obligation	70	24	—		94
Non-current due to related party	21	13	—		34
Other non-current liabilities	44	6	—		50
Total non-current liabilities	3,636	156	(77)		3,715
TOTAL LIABILITIES	3,818	179	(82)		3,915
COMMITMENTS AND CONTINGENCIES
EQUITY
Preferred units (14.0 units issued and outstanding)	548	—	—		548
Common units (56.0 and 54.3 units issued and outstanding, respectively)	1,845	—	—		1,845
Members' equity	—	1,154	(1,154)	(i)	—
Accumulated other comprehensive loss	(5)	—	—		(5)
Noncontrolling interest	1,644	964	750	(f)	3,358
TOTAL EQUITY	4,032	2,118	(404)		5,746
TOTAL LIABILITIES AND EQUITY	$7,850	$2,297	$(486)		$9,661

Note 1. Pro Forma Purchase Price Allocation

The pro forma adjustments include the preliminary allocation of the purchase price to the fair values of assets acquired and liabilities assumed. The final allocation of the purchase price could differ from the preliminary allocation used for the pro forma financial statements as amounts will fluctuate over time and be different at the time of completion of the acquisition compared to amounts assumed for the pro formal adjustments. The following is a summary of the fair value of net assets acquired and liabilities assumed:

Preliminary Purchase Price Allocation
(millions)
Cash	$7
Accounts receivable and prepaid expenses	35
Property, plant and equipment	1,675
Intangible assets – PPA	610
Goodwill	2
Other non-current assets	35
Accounts payable, accrued expenses and other current liabilities	(16)
Long-term debt, including current portion	(38)
Other non-current liabilities	(43)
Noncontrolling interest at fair value	(964)
Total net identifiable assets, at fair value	$1,303

Note 2. Pro Forma Adjustments and Assumptions

The adjustments are based on currently available information and certain estimates and assumptions, and therefore the actual effects of these transactions will differ from the pro forma adjustments. A general description of these transactions and adjustments is provided as follows:

(a)
Reflects the estimated amortization and depreciation based on the preliminary fair value of the customer intangibles - PPAs over the remaining contract terms of the related PPAs and of the property, plant and equipment - net over the remaining useful lives of the related assets.

(b)	Reflects additional fees under existing management services and cash sweep and credit support agreements between NEP subsidiaries and NextEra Energy Resources, LLC (NEER).

(c)	Reflects adjustments to income tax expense related to the acquired assets historical financial statements and pro forma adjustments.

(d)
Reflects the adjustments to net income attributable to noncontrolling interests based on the allocation of the acquired assets historical financial statements and pro forma adjustments, including the allocation of approximately $45 million and $58 million to a noncontrolling interest for the nine months ended September 30, 2018 and for the year ended December 31, 2017, respectively, related to the $750 million investment by a third-party investor to fund a portion of the acquisition.

(e)	Reflects the adjustments to net income attributable to NEP based on the allocation of the acquired assets historical financial statements and pro forma adjustments.

(f)
Reflects the return of $553 million of cash previously swept by NEER and the $750 million financing transaction to fund the $1,303 cash paid upon closing of the acquisition. NEP sold a noncontrolling Class B interest in NEP Renewables, LLC for $750 million which is reflected as noncontrolling interests on the balance sheet.

(g)	Reflects adjustments to record the preliminary purchase price allocation discussed in Note 1 and a working capital adjustment of approximately $2 million due to NEER.

(h)	Reflects the removal of the acquired assets historical deferred taxes and taxes payable.

(i)	Reflects the removal of the acquired assets historical members' equity.